UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

MGIC Investment Corporation
 (Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 347-6480

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective February 18, 2010, the Board of Directors (the “Board”) of MGIC Investment Corporation (the “Company”) approved a supplemental benefit plan (the “Plan”) for executives (“Executives”) who are parties to Company Key Executive Employment and Severance Agreements (the “KEESAs”). The Company’s principal executive officer, principal financial officer and other executive officers named in the compensation tables in the Company’s proxy statement are among the Executives who are parties to the KEESAs. The purpose of the Plan is to extend a portion of the economic security provided to each Executive under his or her KEESA to any period of continued employment with the Company after the Executive has attained his or her normal retirement date as defined in the KEESAs while such Executive remains covered by the KEESA. As such, but subject to the restriction noted below, the Plan provides each Executive a benefit equal to the amount of the termination payment that would have been paid under the KEESA had the Executive not attained his or her normal retirement date on or before the date of a “change in control of the Company” (as defined in the KEESAs). For purposes of determining such amount, the definition of “Employment Period” under the KEESAs is deemed to be amended so that the Executive’s employment period commences on the date of a change in control of the Company and ends on the third anniversary of such date instead of ending on the earlier of the third anniversary of such date or such Executive’s normal retirement date. Notwithstanding the foregoing, the Plan restricts the amount of benefit an Executive can receive under the Plan so that the Plan payment will not cause an “excess parachute payment” to occur that requires payment of a tax gross-up payment under such Executive’s KEESA.

At the time each Executive approaches his or her normal retirement date, the Plan requires that each Executive execute a Supplemental Plan Confirmation Agreement (a “Supplemental Agreement”), a form of which is an exhibit to the Plan, which provides that the Executive and Company agree that the Executive is entitled to the economic security provided by the Plan.

The Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the actual text of the Plan.

Item 8.01.	Other Events.

For flow business, we and other private mortgage insurers compete directly with federal and state governmental and quasi-governmental agencies, principally the Federal Housing Administration (“FHA”) and, to a lesser degree, the Veterans Administration. These agencies sponsor government-backed mortgage insurance programs, which during 2009 and 2008 accounted for approximately 84.6% and 60.4%, respectively, of the total low down payment residential mortgages which were subject to governmental or private mortgage insurance. This increase in market share includes loans that are eligible for insurance under our current underwriting guidelines. We believe the FHA, which until 2008 was not viewed by us as a significant competitor, accounted for the overwhelming majority of this increase in both 2008 and 2009.

Historically, the published premium rates charged by the Company’s principal subsidiary, Mortgage Guaranty Insurance Corporation (“MGIC”), for its flow new insurance written varied principally based on risk characteristics such as the loan to value ratio of the loan, loan purpose and loan instrument (i.e., fixed rate, adjustable rate) and not credit scores. Currently, the FHA does not take credit scores into account when pricing its insurance for loans that are eligible for insurance under our current underwriting guidelines. However, certain of MGIC’s competitors do take credit scores into account when pricing their insurance. Effective January 1, 2010, Fannie Mae implemented a program under which it would accept charter level mortgage insurance coverage, with the effect that for borrowers with credit scores of 720 and greater, under charter level coverage, we believe the monthly payment on a loan with such coverage would be lower than for a loan with standard mortgage insurance under our existing premium rates.

Subject to regulatory approval, effective May 1, 2010, MGIC will price its new insurance written after considering, among other things, the borrower’s credit score. MGIC’s pricing changes create three new tiers of pricing for full documentation loans for which the applicable borrower has a credit score of 620 or higher. The three new tiers will predominantly result in,

•	lower rates for borrowers with credit scores of 720 and greater,

•	higher rates for borrowers with credit scores between 620 – 679, and

•	no change in rates for borrowers with credit scores between 680 – 719.

Had these rate changes been in place with respect to new insurance written in the second half of 2009 and year to date 2010, the rate changes would have resulted in lower premiums being charged by MGIC for a substantial majority of such new insurance written.

Given the premium rate increases previously announced by the FHA, which will be effective in the near future, MGIC intends that these price changes will position it to be price competitive with the FHA for loans to borrowers with credit scores of 720 and greater. However, there may be advantages to lenders to insure loans through the FHA, including higher servicing fees than on conventional loans. The statement in the second preceding sentence is a “forward-looking statement” and the sentence after such forward-looking statement is intended to provide a meaningful cautionary statement identifying an important factor that could cause actual results to differ materially from those in the forward-looking statement.

The price changes have been posted to MGIC’s website at http://www.mgic.com/guides/underwriting.html. Although MGIC is not eliminating its previous rates, the Company expects that lenders will generally begin utilizing MGIC’s lowered rates as soon as they are able to. The changes referred to above will also be implemented by MGIC Indemnity Corporation (“MIC”), a wholly owned subsidiary of MGIC, when it begins writing new insurance.

Safe Harbor Statement

Forward Looking Statements and Risk Factors:

Statements regarding the potential impact that the premium rate changes described above may have are forward looking statements and could be affected by the risk factors below and the other risk factors filed with our periodic reports to the Securities and Exchange Commission. These risk factors should be reviewed in connection with this Form 8-K and our periodic reports to the Securities and Exchange Commission. These risk factors may also cause future events to differ materially from the forward looking statements that we may make. Forward looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as we “believe”, “anticipate” or “expect”, words such as we or another party “will” or words of similar import, are forward looking statements. We are not undertaking any obligation to update any forward looking statements or other statements we may make even though these statements may be affected by events or circumstances occurring after the forward looking statements or other statements were made. No investor should rely on the fact that such statements are current at any time other than the time at which this Form 8-K was filed with the Securities and Exchange Commission.

While our plan to write new insurance in MGIC Indemnity Corporation (“MIC”) is moving forward, we cannot guarantee that even if it is implemented it will allow us to continue to write new insurance in the future.

     For some time, we have been working to implement a plan to write new mortgage insurance in MIC, which is driven by our belief that in the future MGIC will not meet minimum regulatory capital requirements to write new business and may not be able to obtain appropriate waivers of these requirements in all jurisdictions in which they are present. Absent the waiver granted by the Office of the Commissioner of Insurance for the State of Wisconsin (“OCI”) referred to below, a failure to meet Wisconsin’s minimum capital requirements would have prevented MGIC from writing new business anywhere. Also, absent a waiver in a particular jurisdiction, failure of MGIC to meet minimum capital requirements of that jurisdiction would prevent MGIC from writing business there. In addition to Wisconsin, these minimum capital requirements are present in 16 jurisdictions while the remaining jurisdictions in which MGIC does business do not have specific capital requirements applicable to mortgage insurers. Before MIC can begin writing new business, the OCI must specifically authorize MIC to do so and MIC must obtain or update licenses in the jurisdictions where it will transact business. In addition, as a practical matter, MIC’s ability to write mortgage insurance depends on being approved as an eligible mortgage insurer by Fannie Mae and/or Freddie Mac (together, the “GSEs”).

     On October 14, 2009, we, MGIC and MIC entered into an agreement (the “Fannie Mae Agreement”) with Fannie Mae under which MGIC agreed to contribute $200 million to MIC and Fannie Mae approved MIC as an eligible mortgage insurer through December 31, 2011 subject to the terms of the Fannie Mae Agreement. The contribution to MIC was made on October 21, 2009. Under the Fannie Mae Agreement, MIC will be eligible to write mortgage insurance only if the OCI grants MGIC a waiver from Wisconsin’s minimum capital requirements to write new business and only in those 16 other jurisdictions in which MGIC cannot write new insurance due to MGIC’s failure to meet regulatory capital requirements applicable to mortgage insurers and if MGIC fails to obtain relief from those requirements or a specified waiver of them. On December 2, 2009, the OCI issued an order waiving, until December 31, 2011, the requirement that MGIC maintain a specific level of minimum policyholders position to write new business. The waiver may be modified, terminated or extended by the OCI in its sole discretion. In February 2010, MGIC received a similar waiver from the Illinois Department of Insurance through December 31, 2010. MGIC has applied for waivers in all jurisdictions that have the regulatory capital requirements. No other jurisdiction has granted a waiver through the date of this filing. Some jurisdictions have denied the request because a waiver is not authorized under the jurisdictions’ statutes or regulations and others may deny the request on other grounds. There can be no assurances that waivers will be obtained. The Fannie Mae Agreement, including certain restrictions imposed on us, MGIC and MIC, is summarized more fully in, and included as an exhibit to, our Form 8-K filed with the Securities and Exchange Commission on October 16, 2009.

     On February 11, 2010, Freddie Mac notified MGIC that it may utilize MIC to write new business in states in which MGIC does not meet minimum regulatory capital requirements to write new business and does not obtain appropriate waivers of those requirements. The conditional approval to use MIC as a “Limited Insurer” will expire December 31, 2012, includes terms substantially similar to those in the Fannie Mae Agreement and is summarized more fully in our Form 8-K filed with the Securities and Exchange Commission on February 16, 2010.

     In July 2009, the OCI approved a transaction under which MGIC would have contributed more than $200 million to MIC and MIC would have written mortgage insurance in all jurisdictions in place of MGIC. On December 2, 2009, the OCI approved a change to this transaction under which MIC will be eligible to write new mortgage guaranty insurance policies only in jurisdictions where MGIC does not meet minimum capital requirements similar to those waived by the OCI and does not obtain a waiver of those requirements from that jurisdiction’s regulatory authority. The OCI must still specifically authorize MIC to begin writing new business before MIC can do so. There can be no assurance that we will be able to obtain, in a timely fashion or at all, the approval from OCI necessary for MIC to write new insurance in any jurisdiction. Similarly, there can be no assurances that MIC will receive the necessary approvals from any or all of the jurisdictions in which MGIC would be prohibited from doing so due to MGIC’s failure to meet applicable regulatory capital requirements.

     Under the Fannie Mae Agreement, MIC has been approved as an eligible mortgage insurer by Fannie Mae only through December 31, 2011 and the notification from Freddie Mac notified us that MIC has been approved by Freddie Mac as a “Limited Insurer” only through December 31, 2012. Whether MIC will continue as an eligible mortgage insurer after that date will be determined by the GSE’s mortgage insurer eligibility requirements then in effect. Further, under the Fannie Mae Agreement and the notification from Freddie Mac, MGIC cannot capitalize MIC with more than a $200 million contribution without prior approval from the GSEs, which limits the amount of business MIC can write. We believe that the amount of capital that MGIC has contributed to MIC will be sufficient to write business for the term of the Fannie Mae Agreement in the jurisdictions in which MIC is eligible to do so. Depending on the level of losses that MGIC experiences in the future, however, it is possible that regulatory action by one or more jurisdictions, including those that do not have specific regulatory capital requirements applicable to mortgage insurers, may prevent MGIC from continuing to write new insurance in some or all of the jurisdictions in which MIC is not eligible to write business.

     A failure to meet the specific minimum regulatory capital requirements to insure new business does not mean that MGIC does not have sufficient resources to pay claims on its insurance. Even in scenarios in which losses materially exceed those that would result in not meeting such requirements, we believe that we have claims paying resources at MGIC that exceed our claim obligations on our insurance in force. Our estimates of our claims paying resources and claim obligations are based on various assumptions. These assumptions include our anticipated rescission activity, future housing values and future unemployment rates. These assumptions are subject to inherent uncertainty and require judgment by management. Current conditions in the domestic economy make the assumptions about housing values and unemployment more volatile than they would otherwise be. Our anticipated rescission activity is also subject to volatility.

Changes in the business practices of the GSEs, federal legislation that changes their charters or a restructuring of the GSEs could reduce our revenues or increase our losses.

     The majority of our insurance written is for loans sold to Fannie Mae and Freddie Mac. As a result, the business practices of the GSEs affect the entire relationship between them and mortgage insurers and include:

•	the level of private mortgage insurance coverage, subject to the limitations of the GSEs’ charters (which may be changed by federal legislation) when private mortgage insurance is used as the required credit enhancement on low down payment mortgages,

•	the amount of loan level delivery fees (which result in higher costs to borrowers) that the GSEs assess on loans that require mortgage insurance,

•	whether the GSEs influence the mortgage lender’s selection of the mortgage insurer providing coverage and, if so, any transactions that are related to that selection,

•	the underwriting standards that determine what loans are eligible for purchase by the GSEs, which can affect the quality of the risk insured by the mortgage insurer and the availability of mortgage loans,

•	the terms on which mortgage insurance coverage can be canceled before reaching the cancellation thresholds established by law, and

•	the programs established by the GSEs intended to avoid or mitigate loss on insured mortgages and the circumstances in which mortgage servicers must implement such programs.

     In September 2008, the Federal Housing Finance Agency (“FHFA”) was appointed as the conservator of the GSEs. As their conservator, FHFA controls and directs the operations of the GSEs. The appointment of FHFA as conservator, the increasing role that the federal government has assumed in the residential mortgage market, our industry’s inability, due to capital constraints, to write sufficient business to meet the needs of the GSEs or other factors may increase the likelihood that the business practices of the GSEs change in ways that may have a material adverse effect on us. In addition, these factors may increase the likelihood that the charters of the GSEs are changed by new federal legislation. Such changes may allow the GSEs to reduce or eliminate the level of private mortgage insurance coverage that they use as credit enhancement. The Obama administration and certain members of Congress have publicly stated that that they are considering proposing significant changes to the GSEs. As a result, it is uncertain what role that the GSEs will play in the domestic residential housing finance system in the future.

     For a number of years, the GSEs have had programs under which on certain loans lenders could choose a mortgage insurance coverage percentage that was only the minimum required by their charters, with the GSEs paying a lower price for these loans (“charter coverage”). The GSEs have also had programs under which on certain loans they would accept a level of mortgage insurance above the requirements of their charters but below their standard coverage without any decrease in the purchase price they would pay for these loans (“reduced coverage”). Effective January 1, 2010, Fannie Mae broadly expanded the types of loans eligible for charter coverage. Fannie Mae has also announced that it would eliminate its reduced coverage program in the second quarter of 2010. During the third and fourth quarters of 2009, a majority of our volume was on loans with GSE standard coverage, a substantial portion of our volume has been on loans with reduced coverage, and a minor portion of our volume has been on loans with charter coverage. We charge higher premium rates for higher coverages. To the extent lenders selling loans to Fannie Mae choose charter coverage for loans that we insure, our revenues would be reduced and we could experience other adverse effects.

     Both of the GSEs have policies which provide guidelines on terms under which they can conduct business with mortgage insurers with financial strength ratings below Aa3/AA-. For information about how these policies could affect us, see the risk factor titled “MGIC may not continue to meet the GSEs’ mortgage insurer eligibility requirements.”

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

(10.l)	Supplemental Plan for Executives Covered by MGIC Investment Corporation Key Executive Employment and Severance Agreements, effective February 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION

Date: February 22, 2010

By: /s/ Timothy J. Mattke
Timothy J. Mattke
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description
(10.l)	Supplemental Plan for Executives Covered by MGIC Investment Corporation Key Executive Employment and Severance Agreements, effective February 18, 2010.